Velocity Express Corporation 8-K

Exhibit 99.3

POSTPETITION AGREEMENT

This POSTPETITION AGREEMENT (the "Agreement") dated as of September 24, 2009, is by and among Velocity Express Corporation, a Delaware corporation ("VEC"), Velocity Express, Inc., a Delaware corporation ("VEI"), Velocity Express Leasing, Inc., a Delaware corporation ("VELI" and, together with VEC and VEI, the "Borrowers"), VXP Mid-West, Inc., a corporation organized under the laws of the State of Delaware ("VXPM"), VXP Leasing Mid-West, Inc., a corporation organized under the laws of the State of Delaware ("VXPL"), CD&L, Inc., a corporation organized under the laws of the State of Delaware ("CDL"), Clayton/National Courier Systems, Inc., a corporation organized under the laws of the State of Missouri ("CNCS"), Click Messenger Service, Inc., a corporation organized under the laws of the State of New Jersey ("CMS"), Olympic Courier Systems, Inc., a corporation organized under the laws of the State of New York ("OCS"), Securities Courier Corporation, a corporation organized under the laws of the State of New York ("SCC"), Silver Star Express, Inc., a corporation organized under the laws of the State of Florida ("SSE"), Velocity Systems Franchising Corporation, a corporation organized under the laws of the State of Michigan ("VSFC" and, together with VXPM, VXPL, CDL, CNCS, CMS, OCS, SCC and SSE, each an "Existing Guarantor" and collectively, the "Existing Guarantors"), U-Ship International, Inc., a Wisconsin corporation (the "New Guarantor"; the Existing Guarantors and the New Guarantor are each a "Guarantor" and collectively the "Guarantors", and the Guarantors and the Borrowers are each a "Debtor" or a "Loan Party" and collectively, the "Debtors" or the "Loan Parties"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Burdale Capital Finance, Inc., a Delaware corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent") and, solely for purposes of Sections 4 and 15 of the Loan Agreement (as defined below), USDS Canada Ltd., a corporation organized under the laws of Canada ("USDS") and Velocity Express Canada Ltd., a corporation organized under the laws of Canada ("VECL").

WITNESSETH:

WHEREAS, Debtors commenced cases under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, case number 09-13294, jointly administered, and as of the date hereof Debtors retain possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession;

WHEREAS, prior to the commencement of the Cases, Lenders made loans and other financial accommodations to Debtors secured by substantially all assets and properties of Debtors as set forth in the Loan Agreement and the Other Documents;

WHEREAS, the Bankruptcy Court has entered the Financing Order pursuant to which Agent and Lenders may make postpetition loans, advances and other financial accommodations to Debtors secured by substantially all assets and properties of Debtors and the other Loan Parties, as more fully set forth in the Financing Order;

WHEREAS, the Financing Order provides that as a condition to the making of such postpetition loans, advances and other financial accommodations, Debtors shall execute and deliver this Agreement; and

WHEREAS, Debtors have requested, and Agent and Lenders have agreed, that Agent and Lenders shall make such postpetition loans, advances and other financial accommodations to Debtors pursuant and subject to the terms of the Financing Order, the Loan Agreement and the Other Documents, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned mutually covenant, warrant and agree as follows:

1.	DEFINITIONS

1.1.           Interpretation.

(a)           Unless otherwise indicated, all terms used herein (including in the recitals hereto) shall have the respective meanings assigned to such terms in the Loan Agreement (as defined below).

(b)           All references to any person or party in the definitions or recitals hereto, or otherwise referenced herein, shall include its respective successors and assigns (including, without limitation, any subsequently appointed trustee).

(c)           All references to any term in the singular shall include the plural, and all references to any term in the plural shall include the singular.

1.2.           General Definitions.  As used herein, the following terms shall have the respective meanings given to them below, and Loan Agreement and the Other Documents shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following defined terms:

(a)           "APA" shall mean that certain Asset Purchase Agreement dated as of the Filing Date, among Borrowers, certain of their affiliates, and ComVest Velocity Acquisition I, LLC, a Delaware limited liability company.

(b)           "Bankruptcy Code" shall mean the "Code" (as defined in the Financing Order).

(c)           "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware and, to the extent reference of the Cases or any proceeding therein is withdrawn, the United States District Court for the District of Delaware.

(d)           "Budget" shall have the meaning ascribed thereto in the Financing Order.

(e)           "Cases" shall have the meaning ascribed thereto in the Financing Order.

(f)           "ComVest" shall mean ComVest Investment Partners III, L.P., a Delaware limited partnership.

(g)           "ComVest Guaranty" shall mean that certain Guaranty dated as of the Filing Date in favor of Agent, pursuant to which ComVest guaranties the Obligations, subject to the terms and conditions set forth therein.

(h)           "ComVest Letter of Credit" shall mean have the meaning ascribed thereto in the ComVest Guaranty.

(i)           "ComVest Organizational Documents" shall mean that certain Certificate of Limited Partnership of ComVest and that certain Third Amended and Restated Limited Partnership Agreement of ComVest dated as of August 14, 2008, as each such document is in effect on the Filing Date and without giving effect to any subsequent amendments or other modifications.

(j)           "Emergency Financing Order" shall mean the certified and docketed order of the Bankruptcy Court attached hereto as Exhibit A.

(k)           "Existing Events of Default" shall mean those Events of Default arising before the Filing Date and listed at Exhibit D attached hereto.

(l)           "Filing Date" shall have the meaning ascribed thereto in the Financing Order.

(m)           "Final Hearing" shall have the meaning ascribed thereto in the Financing Order.

(n)           "Final Hearing Order" shall have the meaning ascribed thereto in the Financing Order.

(o)           "Financing Order" shall mean, collectively, the Emergency Financing Order, the Final Hearing Order and all amendments, modifications and supplements to the Emergency Financing Order and Final Hearing Order with Agent's and Lenders' consent, as the same are in effect from time to time.

(p)           "Loan Agreement" shall mean that certain Loan and Security Agreement, dated as of March 13, 2009 among Borrowers, Guarantors, Agent and Lenders, as amended by the Amendment No. 1 thereto, dated as of May 12, 2009, as further amended by this Agreement, and as the same may from time to time be further amended, restated or otherwise modified.

(q)           "Postpetition Agreement" shall mean that certain Postpetition Agreement dated as of the Filing Date by and among Loan Parties, Agent and Lenders.

(r)           "Postpetition Debt" shall have the meaning ascribed thereto in the Financing Order.

(s)           "Prepetition Debt" shall have the meaning ascribed thereto in the Financing Order.

1.3.           Amendments to Definitions in the Loan Agreement and Other Documents.

(a)           All references to the term "Collateral" in the Loan Agreement or any of the Other Documents or any other term referring to the security for the Obligations shall be deemed to include, and each such reference is hereby amended to include, in addition to the assets otherwise subject to such terms prior to or after the execution of this Agreement, the "Aggregate Collateral" (as defined in the Financing Order).

(b)           All references to a Debtor, including, without limitation, in the terms "Borrowers", "Debtors" or "Loan Parties" in the Loan Agreement or any of the Other Documents, shall be deemed to mean, and each such reference is hereby amended to mean and include, such Debtor, and its successors and assigns (including any trustee or other fiduciary hereafter appointed as their legal representative or with respect to the property of the estates of such Debtor, whether under chapter 11 of the Bankruptcy Code or any subsequent chapter 7 cases, and their successors upon conclusion of the Cases of such Debtor).

(c)           All references to the term "Other Documents" in the Loan Agreement or any of the Other Documents shall be deemed to include, and each such reference is hereby amended to include this Agreement and the Financing Order, in addition to the items otherwise subject to such definition prior to or after the execution of this Agreement.

(d)           All references to the term "Obligations" in this Agreement, the Loan Agreement or any of the Other Documents shall be deemed to include, and each such reference in the Loan Agreement and any of the Other Documents is hereby amended to include, in addition to the debts, liabilities and other obligations otherwise subject to such term prior to or after the execution of this Agreement, the "Aggregate Debt" (as defined in the Financing Order).

(e)           To the extent of any conflict between any of the terms of the Financing Order and the terms of the Loan Agreement or any of the Other Documents, as amended hereby, the terms of the Financing Order shall be deemed to govern and control, and the Loan Agreement and the Other Documents shall be deemed amended to the extent necessary to provide for the same.

2.	ADOPTION OF LOAN AGREEMENT AND OTHER DOCUMENTS TO GOVERN POSTPETITION DEBT

Subject to the terms of this Agreement and the Financing Order:  (a) the Loan Agreement and all of the Other Documents are incorporated herein by this reference and are and shall be deemed adopted in full by Debtors, as Debtors and debtors-in-possession, and considered as agreements between Loan Parties, Agent and Lenders; (b) Loan Parties, Agent and Lenders hereby adopt and agree to be bound by the Loan Agreement and the Other Documents, as applicable, to govern and constitute the terms of the Postpetition Debt; and (c) Loan Parties hereby agree to pay all of the Postpetition Debt in accordance with the terms of the Loan Agreement and the Other Documents.

3.	AMENDMENTS TO LOAN AGREEMENT AND OTHER DOCUMENTS

3.1.           Defined Terms.

3.1.1.                  The defined terms for "Availability Block", "Excess Availability", "Guarantor", "Inactive Subsidiaries", "Maximum Credit", "Maximum Advance Amount" and "Reserves", each as set forth in Section 1.2 of the Loan Agreement shall each be amended and restated in their entirety to read as follows:

"Availability Block" shall mean at all times $600,000; provided, however, that the Availability Block shall be eliminated after the time, if any, that the ComVest Letter of Credit has been issued and delivered to Agent and so long as the ComVest Letter of Credit remains in full force and effect.

"Excess Availability" means the amount, as determined by Agent, calculated at any date, equal to:  (a) the lesser of:  (i) the Borrowing Base, plus $1,400,000 (provided such $1,400,000 shall (A) only be included if the ComVest Letter of Credit has been issued and delivered to Agent and remains in full force and effect and (B) be reduced dollar for dollar for any draws or other reductions on the ComVest Letter of Credit) and (ii) the Maximum Amount, less Reserves, minus (b) the amount of all then outstanding and unpaid Obligations, plus (without duplication) the then outstanding aggregate principal amount of any outstanding Letters of Credit.

"Guarantor" or "Guarantors" shall have the meaning set forth in the preamble to the Postpetition Agreement and shall extend to all successors and assigns of such Persons as well as each other Subsidiary of any Loan Party that becomes a guarantor after the Filing Date pursuant to Section 7.12(a).

"Inactive Subsidiaries" shall mean collectively VXPM, VXPL, CDL, CNCS, CMS, OCS, SCC, SSE and the New Guarantor.

"Maximum Credit" shall mean the amount of $14,000,000.

"Maximum Advance Amount" shall mean $14,000,000, as reduced from time to time pursuant to the terms hereof.

"Reserves" shall mean such reserves as Agent may reasonably deem proper or necessary from time to time, solely with respect to (i) the amount of the Carveout (as defined Financing Order), (ii) amounts asserted by any third party to surcharge or assert an interest or Lien against, or priority with respect to the prepetition and postpetition Liens, under Section 506(c), 552(b) of the Bankruptcy Code or otherwise, (iii) half of the $250,000 referred to in Section 6(c) of the Intercreditor Agreement, (iv) sums that the Loan Parties are required to pay under any Section of this Agreement or any Other Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, (v) accrued and unpaid statutory liabilities of the Loan Parties which may result in claims that have lien priority or priority of payment over all or any portion of the Obligations, are a statutory trust and/or which are legally required to be paid prior to the repayment in full of such Obligations, (vi) amounts owing by the Loan Parties to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, could reasonably be expected to have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, suppliers (including rights to repossess), or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law or other amounts payable in priority to the Agent's Liens) in and to such item of the Collateral, and (vii) adverse changes in dilution in respect of the Accounts. The amount of any reserve shall bear a reasonable relation to the matter for which the reserve was established.

3.1.2.                  The definition of "Change of Control" set forth in Section 1.2 of the Loan Agreement is amended to delete the references therein to "except as expressly permitted by Section 7.1".

3.1.3.                  Clause (o) of the definition of "Collateral" set forth in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(o) 100% of the Capital Stock issued by each of the Subsidiaries of VEC;

3.1.4.                  Clause (r) and the last paragraph of the definition of "Eligible Account" set forth in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(r)           such Account is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner and in a manner consistent with the actions of Agent prior to the Facility Date.

The criteria for Eligible Accounts set forth above may not be changed and no new criteria may be added, except to the extent such criteria has been changed and/or added by Agent prior to the Filing Date in accordance with the terms then in effect under this Agreement.  Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

3.1.5.                  The definition of "Permitted Encumbrances" set forth in Section 1.2 of the Loan Agreement shall include Liens in favor of ComVest securing Indebtedness to the extent such Liens and Indebtedness are expressly permitted by (and are in compliance with) the provisions of Section 7.8(f).

3.2.           Revolving Advances/Letters of Credit.

3.2.1.                  Sections 2.1(a) and 2.1(b) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

(a)           Revolving Advances.  Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b) and Section 8.2), each Lender, severally and not jointly, agrees to make Revolving Advances to the Borrowers from the Closing Date until the DIP Termination Date in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Advance Amount minus the aggregate amount of outstanding Letters of Credit or (y) the maximum amount that after giving effect thereto Excess Availability would still exceed $0.  Borrowers shall be required to immediately repay the Obligations to the extent that Excess Availability at any time is less than $0.  The Revolving Advances shall be evidenced by one or more promissory notes (each, a "Note") substantially in the form annexed hereto as Exhibit 2.1(a).

(b)           Discretionary Rights.  The aggregate amount of the Revolving Advances and the Letters of Credit outstanding at any time shall not exceed the Maximum Advance Amount, and except in Agent's discretion or as otherwise provided herein, the maximum amount permitted by clause (y) of Section 2.1(a).  In the event that (A) the aggregate amount of the Revolving Advances and the Letters of Credit outstanding at any time exceed the Maximum Advance Amount, or (B) the aggregate principal amount of the Revolving Advances and Letters of Credit outstanding exceed the maximum amount permitted by clause (y) of Section 2.1(a) or the Maximum Advance Amount, such event shall not limit, waive or otherwise affect any rights of Agent or any Lender in such circumstances or on any future occasions.

3.2.2.           New Section 2.1(c) of the Loan Agreement is hereby added to the Loan Agreement immediately prior to Section 2.2 to read as follows:

(c)           At any time Excess Availability is equal to or less than $700,000 (without giving effect to the Availability Block), ComVest shall be required to cause the ComVest Letter of Credit to be issued and delivered to Agent in accordance with the ComVest Guaranty.

3.3.           Section 2.2(b) of the Loan Agreement is amended to provide that Borrowers shall make all borrowing requests pursuant to a Notice of Borrowing substantially in the form attached hereto as Exhibit C.

3.4.           With respect to the Postpetition Debt only, the reference to "Termination Date" set forth in Section 2.6(a) of the Loan Agreement is hereby amended to reference "DIP Termination Date".

3.5.           The first sentence of Section 2.9 of the Loan Agreement are hereby amended to read as follows

Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of letters of credit (collectively, "Letters of Credit") by the Issuer on behalf of the Borrowers; provided, however, that, Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (a) the outstanding Revolving Advances plus (b) outstanding Letters of Credit to exceed the lesser of (i) the Maximum Advance Amount and (ii)  the maximum amount permitted by clause (y) of Section 2.1(a).

3.6.           The reference to "Termination Date" set forth in Sections 2.10(b), 3.2(b) and 4.6 of the Loan Agreement is hereby amended to reference "DIP Termination Date".

3.7.           Interest.  Solely with respect to the Postpetition Debt, Section 3.1 of the Loan Agreement is hereby amended as follows. The Postpetition Debt shall bear interest at a per annum rate equal to six percent (6.0%) plus the Base Rate. Accrued interest on the Postpetition Debt shall be payable, in arrears, on the first day of each calendar month and upon the DIP Termination Date.  Notwithstanding anything to the contrary in the Loan Agreement or the Other Documents, all Revolving Advances advanced as Postpetition Debt shall be Base Rate Loans, and shall not be LIBOR Rate Loans.  The Default Rate shall not be charged with respect to the Postpetition Debt unless an Event of Default (other than the Existing Events of Default) is in existence.

3.8.           Fees.

3.8.1.                  Unused Line Fee.  Section 3.3(a) of the Loan Agreement is hereby amended to replace the reference set forth therein to "one half of one percent (0.50%)" with a reference to "one percent (1.0%)".

3.8.2.                  Servicing Fee.  Section 3.3(b) of the Loan Agreement is hereby amended to replace the reference set forth therein to "$5,000" with a reference to "$3,000".

3.8.3.                  Success Fee and Prepayment Fee.  Borrowers agree that the fees described in Sections 3.3(d) and 13.1 of the Loan Agreement will constitute Postpetition Debt, payable hereunder on the same terms and conditions as described in such Sections, and any payment of such fees hereunder shall reduce, on a dollar for dollar basis, the Borrowers' obligation to pay such fees under the Loan Agreement as Prepetition Debt.  Such Sections of the Loan Agreement remain in full force and effect and the payment of such fees have not been waived or reduced in any respect whatsoever.  The reference to "(it being understood that a Change of Control is not permitted by this Agreement)" in Section 3.3(d) of the Loan Agreement is hereby deleted as a Change of Control resulting in the payment in full of all Obligations in cash and termination of this Agreement on close thereof is permitted.

3.8.4.                  Post Filing Date Letter of Credit Fees.  Solely with respect to Letters of Credit issued on or after the Filing Date, Section 3.2(a)(i) of the Loan Agreement is hereby amended to provide that the fee described in such Section 3.2(a)(i) for each such Letter of Credit shall be calculated as the average daily face amount of each such outstanding Letter of Credit multiplied by 6.00% per annum (rather than by the Applicable Margin for LIBOR Rate Loans).

3.8.5.                  Closing Fee.  Borrowers agree to pay to Agent, for the benefit of Lenders, a closing fee in an amount equal to $175,000, which closing fee is fully earned and payable and non-refundable on the Filing Date.  Such fee shall be deemed earned in full on the Filing Date and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

3.8.6.                  Other Fees.  All other fees provided for in the Loan Agreement and in the Other Documents remain in full force and effect, payable in accordance with their respective terms.

3.9.           Use of Proceeds.

3.9.1.                  Section 2.15 of the Loan Agreement is hereby amended to add the following sentence thereto:

The proceeds of all Revolving Advances made, or Letters of Credit issued, on or after the Filing Date shall be used solely for funding of the expenses more particularly described in, and up to the amounts provided in, the Budget and the use of such proceeds shall be further restricted by the terms, conditions and limitations set forth in this Agreement, the Financing Order and the Final Hearing Order.

3.10.           Additional Conditions to Each Advance.

3.10.1.                  Section 8.2 of the Loan Agreement is hereby amended to (i) add the a reference to "ComVest" after the reference to "Loan Party" set forth in Section 8.2(a) of the Loan Agreement, (ii) exclude the Existing Events of Default from Section 8.2(b) of the Loan Agreement, (iii) replace the period at the end of Section 8.2(d) with a reference to "; and" and (iv) add the following new clauses (e) and (f) thereto to read in their entirety as follows:

(e)           Bankruptcy Court Orders.  The Financing Order or the Final Hearing Order, as applicable, shall be in full force and effect and shall not have been amended, modified, vacated or stayed in any manner unless consented to in writing by Agent.

(f)           APA Termination Notice.  Agent has not received an APA Termination Notice (as defined in the ComVest Guaranty).

3.11.           Mandatory Prepayments.

3.11.1.                  Section 2.14(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)           When any Loan Party sells or otherwise disposes of any Collateral, whether pursuant to Section 4.3, the "Postpetition Agreement" (as defined in the Financing Order), the Financing Order or otherwise, the Borrowers shall prepay the Obligations in an amount equal to 100% of the net proceeds received by such Person in connection with such sale or other disposition.  Nothing contained in this subsection (a) shall permit any Loan Party or any of its Subsidiaries to make a sale or other disposition of any property other than in accordance with Section 4.3, the Postpetition Agreement or the Financing Order.

3.12.           Application of Payments.  Notwithstanding anything in the Loan Agreement or any Other Document to the contrary, all payments in respect of the outstanding Obligations shall be applied as follows (or shall be applied to the Obligations in such other manner as Agent elects):  (1) first, to payment of "Prepetition Debt" consisting of "Allowable 506(b) Amounts" (as each term is defined in the Financing Order); (2) second, to payment of all other Prepetition Debt, in accordance with the terms of the Prepetition Documents (as defined in the Financing Order); (3) third, to payment of the Postpetition Debt in respect of any fees, expense reimbursements, indemnities and other amounts due to the Agent, until paid in full, (4) fourth, ratably to pay the Postpetition Debt in respect of any accrued fees and interest then due the Lenders, until paid in full, and (5) fifth, to the payment of all other Postpetition Debt.  Borrowers and Guarantors shall not incur, create, assume, suffer or permit any claim against any Borrower or Guarantor in the voluntary petition for relief to be pari passu with or senior to the claims of the Agent and the Lenders against the Borrowers or Guarantors hereunder, or apply to the Bankruptcy Court for authority to do.

3.13.           Representations and Warranties.

3.13.1.                  Section 5.4 of the Loan Agreement is hereby amended to exclude taxes accruing prior to the Filing Date to the extent not required by be paid pursuant to the Cases.

3.13.2.                  The last sentence of each of Section 5.5(c) and Section 5.5(d) of the Loan Agreement is hereby amended to read in its entirety as follows:

Since the Filing Date there has been no material adverse change in the condition, financial or otherwise, of any Borrower (individually), or the Loan Parties and their Subsidiaries taken as a whole, and no change in the aggregate value of machinery, Equipment and Real Property owned by Loan Parties and their Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

3.13.3.                  Sections 5.8(a) and 5.12 of the Loan Agreement are hereby amended to provide that the representations and warranties made on and after the date hereof shall not include the representations and warranties set forth in the first sentence of Section 5.8(a) and, with respect to Section 5.12, shall not be breached solely by virtue of the filing of the Cases or by the any of the Existing Events of Default.

3.13.4.                  Schedule 5.8(b)(i) of the Loan Agreement is hereby amended to include a reference to the Cases.

3.14.           Covenants.

3.14.1.                  Section 4.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

4.3           Dispositions of Collateral/Assets.  No Loan Party or any of their Subsidiaries shall, directly or indirectly, without the prior written consent of Agent, sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets or properties (including, without limitation, the Collateral) to any other Person (each, a "Disposition"), except, subject to the terms of the Financing Order, the Loan Parties may sell their assets in accordance with the terms and conditions of the APA so long as concurrent with such sale all of the Obligations are indefeasibly paid in full in cash.

3.14.2.                  Section 4.13 of the Loan Agreement is hereby amended to add a clause (c) to the end of the first sentence thereof to read as follows:  "and (c) to the extent not required by be paid pursuant to the Cases."

3.14.3.                  Section 6.8 of the Loan Agreement to read in its entirety as follows:

6.8           Budget.  For each calendar week, Borrowers shall comply with the Budget for such week, as follows:  (i) aggregate cumulative receipts, as compared to aggregate receipts set forth in Schedule 6.8 for such period, shall have a negative variance not to exceed 10%, (ii) aggregate cumulative disbursements shall not exceed 10% of the amount set forth in Schedule 6.8 for such period, and (iii) aggregate cumulative sales, as compared to aggregate cumulative sales set forth in Schedule 6.8 for such period, shall have a negative variance not to exceed 10%.  In the event that any such variance is exceeded with respect to any such Week, Borrowers shall have three (3) Business Days to cure such variance in a manner reasonably acceptable to Agent.

3.14.4.                  Section 6.6 of the Loan Agreement is hereby amended to exclude Indebtedness incurred prior to the Filing Date to the extent not required by be paid pursuant to the Cases.

3.14.5.                  Schedule 6.8 of the Loan Agreement is hereby added to read in its entirety as set forth on Schedule 6.8 hereto.

3.14.6.                  Sections 6.9, 6.10, 6.11 and 7.6 of the Loan Agreement are each hereby amended and restated as follows: "[Reserved.]"

3.14.7.                  Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.7           Dividends/Distributions.  Declare, pay or make any dividend or distribution on any shares of the Capital Stock of any Loan Party or any of their Subsidiaries or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Capital Stock, or of any options to purchase or acquire any such shares of Capital Stock of any Loan Party or any of their Subsidiaries.

3.14.8.                  Section 7.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.8           Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Agent and the Lenders pursuant to this Agreement; (b) Indebtedness incurred for Capital Expenditures in accordance with the Budget (and subject to the variance expressly permitted in this Agreement with respect thereto); (c) Indebtedness existing on the Closing Date in the principal amount of $102,899,897 (as in effect on the Filing Date) plus paid-in-kind interest under the Senior Secured Note Documentation; (d) Indebtedness existing on the Closing Date as set forth on Schedule 7.8; (e) Indebtedness permitted by Section 7.5(ii); and

(f) Indebtedness to ComVest so long as (i) the terms and conditions thereof (including without limitation subordination terms) are reasonably acceptable in form and substance to Agent, (ii) both the Indebtedness and the related Liens are fully subordinated to all of the Obligations (and all related Liens), (iii) no payments with respect thereto shall be due or permitted to be made or received, and the holder thereof shall not be permitted to take any enforcement actions with respect thereto, in each cash until all of the Obligations have been indefeasibly paid in full in cash and this Agreement has been terminated (and any payments received in contravention thereof shall be required to be promptly turn-over to the Agent for application to the Obligations); provided that, notwithstanding the foregoing, no Loan Party shall create, incur, assume or suffer to exist any Indebtedness in favor of Key Equipment Finance Inc.

3.14.9.                  Section 7.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.17           Payment of Money Borrowed.  At any time, directly or indirectly, voluntarily pay any Money Borrowed (other than to Agent or the Lenders), or voluntarily repurchase, redeem, retire or otherwise acquire any Money Borrowed of any Loan Party or any of their Subsidiaries.

3.14.10.                  Within fifteen (15) Business Days of the date hereof, Borrowers agree to further cause each of their Canadian Subsidiaries to become Guarantors of the Obligations and to further grant perfected Liens on all of their Obligations, pursuant to further documentation in form and substance reasonably satisfactory to the Agent (including without limitation by documentation governed by Canadian law if required by Agent).

3.15.           Reporting Requirements.

3.15.1.                  Budget.  In addition to the reporting requirements set forth in Article 9 of the Loan Agreement, Debtors shall deliver to Agent each Wednesday during the term hereof: (i) an updated Budget in form and substance satisfactory to Agent and (ii) a reconciliation, certified by the Debtors' Chief Financial Officer of Debtors' actual cash receipts, disbursements and sales for the week ending the preceding Friday to the budgeted line item amounts set forth in the most recent Budget delivered to Agent in form and substance satisfactory to Agent.

3.15.2.                  Creditors' Committee.  Further, promptly after the sending thereof, Debtors shall furnish to Agent copies of all written reports given by Debtors to any official or unofficial creditors' committee in the Cases.

3.15.3.                  Borrowing Base Certificate.  Exhibit A of the Loan Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit F hereto.

3.16.           Costs and Expenses.  Without limiting, but in addition to, Loan Parties' obligations to reimburse Agent and Lenders for any amounts pursuant to the terms of the Loan Agreement and the Other Documents, including, without limitation, pursuant to Section 16.10 of the Loan Agreement, Loan Parties shall also pay to Agent and Lenders on demand all costs and expenses that Agent and Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, the Other Documents and the Financing Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Agent and each Lender; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any supplement, waiver, consent, or subsequent closing in connection with this Agreement, the Loan Agreement, the Other Documents, the Financing Order and the transactions contemplated thereby; (c) costs and expenses of any consultants, appraisers or financial advisors retained by Agent and Lenders in connection with the Cases; (d) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Agent (for the benefit of Lenders) in the Collateral, whether granted in connection with the Financing Order or otherwise; (e) sums paid or incurred to pay any amount or take any action required of Loan Parties under the Loan Agreement, the Other Documents or the Financing Order that Loan Parties fail to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Debtors' operations by Agent and Lenders or their respective agents, and costs and expenses of Agent and Lenders and their respective agents to attend court hearings or other proceedings in connection with the Cases; (g) costs and expenses of preserving and protecting the Collateral; (h) all costs and expenses heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and Debtors' operations; and (i) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Agent (for the benefit of Lenders), sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the Loan Agreement, the Other Documents and the Financing Order, or to defend any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters).  All sums provided for in this section shall be part of the Obligations, shall be payable within three (3) Business Days after demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Loan Agreement.  Agent is hereby irrevocably authorized to charge any amounts payable hereunder directly to the Loan Account, and all such amounts shall be deemed a Revolving Advance funded by the Agent on behalf of the Lenders.

3.17.           Sale Covenants.

3.17.1.                  Until the Obligations have been paid in full, in cash, Debtors shall be obligated to:

(i)           Obtain, on or before the date that is thirty days after the Filing Date, one or more Court orders approving the procedures for the sale of all or substantially all of Debtors' assets, which procedures order shall be in form and substance satisfactory to Agent and Lenders;

(ii)           Conduct, on or before the date that is fifty-five days after the Filing Date, one or more auctions for the sale of all or substantially all of the Debtors' assets;

(iii)           Obtain, on or before the date that is sixty-five days after the Filing Date, one or more orders of the Court approving the sale of all or substantially all of the Debtors' assets, which order shall be in form and substance satisfactory to Agent and Lenders; and

(iv)           Consummate, on or before the date that is seventy days after the Filing Date, one or more sales of all or substantially all of the Debtors' assets, on terms and conditions satisfactory to Agent and Lenders (the "Sale Closing").

3.18.           Application of Sale Proceeds.  Upon the consummation of one or more sales of all or substantially all of the Debtors' assets on terms and conditions satisfactory to Agent and Lenders, and to the extent received by Agent and Lenders, Agent shall apply one-hundred percent (100%) of the net proceeds (including cash and non-cash proceeds) of such sale(s) to reduce the outstanding amount of the "Aggregate Debt" (as defined in the Financing Order) in such order of application as determined by Agent in its sole and absolute discretion; provided, however, that to the extent Agent and Lenders are obligated to return or disgorge any portion of the cash or non-cash proceeds of such Disposition of Collateral, or any portion of such proceeds is otherwise rescinded or reduced for any reason, then in such event and to the extent of such return, disgorgement, rescission or reduction, the Aggregate Debt shall be increased and allocated between Prepetition Debt and Postpetition Debt as determined by Agent in its discretion.

3.19.           Events of Default.  Article 10 of the Loan Agreement is hereby amended as follows:

3.19.1.                  Section 10.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) any representation or warranty made or deemed made by any Loan Party or ComVest in this Agreement, any Other Document or the ComVest Guaranty or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect (without duplication of any materiality qualifiers already set forth herein) on the date when made or deemed to have been made;

3.19.2.                  Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3           Borrowers fail to perform any of their obligations in strict accordance with the terms of the Financing Order or the Postpetition Agreement, or any "Event of Default" occurs and continues under and as defined in the Financing Order or any breach or other violation occurs and continues under the Postpetition Agreement;

3.19.3.                  Sections 10.7, 10.8, 10.9 and 10.10  of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

10.7           Any Loan Party or any Subsidiary of any Loan Party shall apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, or shall have the Cases dismissed against them or converted to a case under Chapter 7 of the Bankruptcy Code;

10.8           The Bankruptcy Court shall grant relief from the automatic stay or any order of the Bankruptcy Court shall be stayed;

10.9           (a) The APA is modified (unless consented to in writing by Agent and Lenders) on or after the Filing Date, (b) a breach or default occurs under the APA (unless such breach or default has been effectively waived or cured within five (5) Business Days after such breach or default first occurred), (c) the term of the APA has expired or been terminated or the APA otherwise is no longer in full force and effect or (d) Agent has received an APA Termination Notice (as defined in the ComVest Guaranty);

10.10           Any change in any Loan Party's or any Subsidiary of any Loan Party's condition or affairs (financial or otherwise) which has a Material Adverse Effect or any other event that has a Material Adverse Effect, in each case occurring on or after the Filing Date;

(a)           Sections 10.12 and 10.13 of the Loan Agreement are hereby amended to exclude therefrom Indebtedness and other obligations to the extent that they are not required to be paid or performed pursuant to the Cases.

(b)           Each reference to "Other Documents" and "Loan Party" in Section 10.16 and 10.17 of the Loan Agreement shall be deemed to the ComVest Guaranty and ComVest, respectively.

(c)           The period at the end of Section 10.20 of the Loan Agreement is hereby replaced with a reference to ";" and new Sections 10.21, 10.22, 10.23, 10.24 and 10.25 are hereby added to the Loan Agreement to read in their entirety as follows:

10.21 ComVest shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state, federal or other bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.22           A "Trigger Event", "Cessation Period" or other expiration or termination of the term generally of ComVest or of the "Investment Period" occurs (each as defined in the ComVest organization documents); provided with respect to the termination of ComVest's term generally, and the Investment Period, such event shall not constitute an Event of Default under this Section 10.22 except under such circumstances as would impair the Call Availability (as defined in the ComVest Guaranty) or the ability of ComVest to satisfy all of its obligations in accordance with the terms and conditions of ComVest Guaranty;

10.23           A termination or breach of the ComVest Guaranty, or if ComVest in any respect attempts to terminate, revoke, or challenge the validity of, or its liability under, the ComVest Guaranty;

10.24           Any draw under the ComVest Letter of Credit is not timely honored or the ComVest Letter of Credit at any time ceases to be in effect or the credit quality of the issuer thereof has been impaired in the reasonable determination of the Agent; or

10.25           Any default under one or more documents, instruments or agreements to which ComVest is a party or by which any of its properties is bound, relating to any Indebtedness (other than the Obligations), which default continues for more than the applicable cure period, if any, with respect thereto and then solely if as a result thereof the Call Availability (as defined in the ComVest Guaranty) of ComVest is impaired or the ability of ComVest to satisfy all of its obligations in accordance with the terms and conditions of this ComVest Guaranty is impaired.

3.20.           Remedies

3.20.1.                      Section 11.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

11.1           Rights and Remedies.  Upon the occurrence of (a) any Event of Default (other than any Existing Event of Default) and at any time thereafter, Agent may (and at the direction of Required Lenders, shall) declare that all or any portion of the Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate or limit the obligation of Lenders to make Advances (including, without limitation, reducing the lending formulas or amounts of Revolving Advances and Letters of Credit available to the Borrowers) and (b) a filing of a petition against any Loan Party in any involuntary case under any state, federal or other bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party.  Upon the occurrence of any Event of Default (other than any Existing Event of Default), Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the Liens granted herein and in the Other Documents and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent may enter any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion, without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party.  Agent may specifically disclaim any warranties of title or the like at any sale of Collateral.  In connection with the exercise of the foregoing remedies, Agent shall have the right to use all of each Loan Party's Intellectual Property and other proprietary rights which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods, in each case without any obligation to compensate any Loan Party therefor.

3.21.           Amendments to Term of Loan Agreement

3.21.1.                      Section 13.1 of the Loan Agreement is hereby amended to add the following to the end of such Section:  "Notwithstanding any term to the contrary set forth in this Agreement, all Obligations shall be immediately due in full on (a) the "Termination Date" (as defined in the Financing Order), (b) the acceleration of all Obligations pursuant to the terms of this Agreement or (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the earliest of (a), (b) and (c), the "DIP Termination Date").

3.22.           Additional Guaranty and Security.  The New Guarantor hereby joins the Loan Agreement as a Guarantor hereunder and agrees to the provisions of the Loan Agreement, including, without limitation, the Collateral grant in Section 4 and the Guarantee provisions of Section 15.  Each of USDS and VECL hereby joins the Loan Agreement as a Loan Party and Guarantor hereunder solely for purposes of Sections 4 and 15.  Without limiting the foregoing, the New Guarantor, USDS and VECL hereby guaranties the payment when due of all of the Obligations and assigns, pledges and grants to Agent, for the ratable benefit of Agent, each Issuer, each Lender and Bank Product Provider, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, to secure the prompt payment and performance of the Obligations to Agent, each Issuer, each Lender and Bank Product Provider.

3.23.           Governing Law; Choice of Forum; Service of Process; Jury Trial.

(a)           Section 16.1 of the Loan Agreement is hereby amended by adding the following at the end of the first sentence thereof: "except to the extent that the provisions of the Bankruptcy Code are applicable and conflict with the foregoing."

(b)           Section 16.1 of the Loan Agreement is hereby amended to provide that Loan Parties, Agent and Lenders submit to the exclusive jurisdiction of the Bankruptcy Court with respect to the matters presently subject to such section of the Loan Agreement, as well as with respect to any disputes arising under or in connection with this Agreement or the Financing Order.

3.24.           Notices. Section 16.6 of the Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties (in addition to the parties set forth in Section 16.6 of the Loan Agreement):

If to Debtors with a copy to:
COMVEST VELOCITY ACQUISITION I, LLC
525 Okeechobee Blvd., Suite 1050
West Palm Beach, FL 33401
Facsimile:  (561) 727-2100
Attention:  Jose Gordo

and

AKERMAN SENTERFITT LLP
335 Madison Avenue
Suite 2600
New York, New York  10017
Facsimile:  (212) 880-8965
Attention:  Kenneth G. Alberstadt, Esq.

If to Burdale as a Lender with a copy to:
GOLDBERG KOHN BELL BLACK ROSENBLOOM & MORITZ, LTD.
55 East Monroe Street, Suite 3300
Chicago, Illinois 60603-5802
Facsimile No.: (312) 332-2196
Attn:    Jonathan M. Cooper, Esq.
            Randall L. Klein, Esq.
            Sarah J. Risken, Esq.

4.	MISCELLANEOUS

4.1.           Governing Law/Jury Waiver.  Section 12.3 and Section 16.1 of the Loan Agreement each apply word for word to this Agreement (provided that references therein to the Loan Agreement shall be deemed for the purposes of this Section 4.1 to be references to this Agreement).

4.2.           Amendments and Waivers.  Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, unless the party against whom enforcement of the change, waiver, discharge or termination is sought executes an instrument in writing consenting to such amendment.

4.3.           Further Assurances.  Loan Parties shall, at their expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements, PPSA financing statements, or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Agent (for the benefit of Lenders) of all the rights and remedies hereunder, under the Loan Agreement, any of the Other Documents, the Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Agent's opinion to evidence, perfect, maintain and enforce the security interests of Agent (for the benefit of Lenders), and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, the Loan Agreement, any of the Other Documents or the Financing Order.  Upon the request of Agent, at any time and from time to time, Loan Parties shall, at their sole cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Agent such instruments evidencing items of Collateral as may be reasonably requested by Agent.

4.4.           Headings.  The headings used herein are for convenience only.

4.5.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Agreement by pdf or facsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by pdf or facsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

5.	CONDITIONS TO EFFECTIVENESS.

5.1.           This Agreement shall become effective upon the occurrence of all of the following, all pursuant to documentation in form and substance satisfactory to Agent:

(a)           the execution and delivery of this Agreement by Loan Parties, Agent and Lenders;

(b)           the execution and delivery by the Guarantors of a reaffirmation of their Guaranty;

(c)           the delivery by Debtors to Agent and Lenders an executed legal opinion of Lowenstein Sandler PC which shall cover such matters incident to the transactions contemplated by this Agreement as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(d)           the delivery by ComVest to Agent of the ComVest Guaranty, together with such legal opinions, secretary's certificates and good standing certificates as Agent shall require in connection therewith;

(e)           the delivery by ComVest to Agent and Lenders, on or before the Filing Date an agreement not to seek to prime Agent and Lenders, directly or indirectly, or support any third party who seeks to prime Agent and Lenders, and an agreement by ComVest not to use or seek the use of cash collateral;

(f)           the delivery by Debtors to Agent of a true and correct fully executed copy of the APA along with true and correct copies of all documents executed in connection therewith;

(g)           the delivery by Debtors to Agent and Lenders, on or before the Filing Date, of copies of the first day motions to be filed by Debtors with the United States Bankruptcy Court for the District of Delaware in Debtors' Cases (as defined in the Financing Order);

(h)           the delivery by Debtors to Agent and Lenders of a docketed copy of the Financing Order; and

(i)           the delivery by Debtors to Agent and Lenders of all of the other items set forth on the closing checklist attached hereto together with all other items requested by Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEBTORS:
VELOCITY EXPRESS CORPORATION By: Name: Title:
VELOCITY EXPRESS, INC. By: Name: Title:
VELOCITY EXPRESS LEASING, INC. By: Name: Title:
VXP MID-WEST, INC. By: Name: Title:
VXP LEASING MID-WEST, INC. By: Name: Title:

CD&L, INC. By: Name: Title:
VELOCITY SYSTEMS FRANCHISING CORPORATION By: Name: Title:
CLAYTON/NATIONAL COURIER SYSTEMS, INC. By: Name: Title:
CLICK MESSENGER SERVICE, INC. By: Name: Title:
OLYMPIC COURIER SYSTEMS, INC. By: Name: Title:
SECURITIES COURIER CORPORATION By: Name: Title:
SILVER STAR EXPRESS, INC. By: Name: Title:
U-SHIP INTERNATIONAL, INC. By: Name: Title:

VELOCITY EXPRESS CANADA LTD. By: Name: Title:
USDS CANADA LTD. By: Name: Title:

AGENT and LENDER: BURDALE CAPITAL FINANCE, INC. as Agent and Lender By: Name: Title: By: Name: Title:

EXHIBIT A

(FINANCING ORDER)

[See attached]

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

FORM OF NOTICE OF BORROWING

Pursuant to that certain Loan and Security Agreement dated as of March 13, 2009 (as amended, modified, supplemented, revised or restated from time to time, the "Loan Agreement", including by the Postpetition Agreement; the terms defined therein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement), by and among Velocity Express Corporation, a Delaware corporation ("VEC"), Velocity Express, Inc., a Delaware corporation ("VEI"), Velocity Express Leasing, Inc., a Delaware corporation ("VELI" and, together with VEC and VEI, the "Borrowers"), VXP Mid-West, Inc., a corporation organized under the laws of the State of Delaware ("VXPM"), VXP Leasing Mid-West, Inc., a corporation organized under the laws of the State of Delaware ("VXPL"), CD&L, Inc., a corporation organized under the laws of the State of Delaware ("CDL"), Clayton/National Courier Systems, Inc., a corporation organized under the laws of the State of Missouri ("CNCS"), Click Messenger Service, Inc., a corporation organized under the laws of the State of New Jersey ("CMS"), Olympic Courier Systems, Inc., a corporation organized under the laws of the State of New York ("OCS"), Securities Courier Corporation, a corporation organized under the laws of the State of New York ("SCC"), Silver Star Express, Inc., a corporation organized under the laws of the State of Florida ("SSE"), Velocity Systems Franchising Corporation, a corporation organized under the laws of the State of Michigan ("VSFC" and, together with VXPM, VXPL, CDL, CNCS, CMS, OCS, SCC and SSE, each an "Existing Guarantor" and collectively, the "Existing Guarantors"), U-Ship International, Inc., a Wisconsin corporation (the "New Guarantor"; the Existing Guarantors and the New Guarantor are each a "Guarantor" and collectively the "Guarantors", and the Guarantors and the Borrowers are each a "Debtor" or a "Loan Party" and collectively, the "Debtors" or the "Loan Parties"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Burdale Capital Finance, Inc., a Delaware corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"), and, solely for purposes of Sections 4 and 15 thereof, USDS Canada Ltd., a corporation organized under the laws of Canada ("USDS") and Velocity Express Canada Ltd., a corporation organized under the laws of Canada ("VECL"), this represents Borrowers' request to borrow as follows:

Date of borrowing:                                           _______________, 20__

Amount of borrowing:                                                      _________________

The proceeds of such Revolving Advances are to be deposited in Borrowers' account at ________________________________________________________________.

Each undersigned officer, to the best of his or her knowledge, and Debtors hereby certify that:

The representations and warranties contained in the "Postpetition Documents" (as defined in the Financing Order) and the Financing Order are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality or Material Adverse Effect, with respect to such representation and warranty, the materiality or Material Adverse Effect qualifier is hereby disregarded;

The borrowing amount requested pursuant to this Notice of Borrowing shall be used only to pay those expenses enumerated in the Budget as and when such expenses become due and payable (in an amount not to exceed the expenses set forth in the Budget, subject to the "Permitted Variance" (as defined in the Financing Order)) and subject to the terms and conditions in the Financing Order;

No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that constitutes or would constitute a Default or an Event of Default; and

Each Loan Party is in compliance (or such non-compliance has been waived in writing by Agent) with the "Sale Covenants" (as defined in the Financing Order) and otherwise has performed in all material respects all agreements and satisfied all conditions pursuant to the Postpetition Documents and the Financing Order.

Dated: ___________, 20__

DEBTORS:

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

VELOCITY EXPRESS, INC.

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC.

By:
Name:
Title:

VXP MID-WEST, INC.

By:
Name:
Title:

VXP LEASING MID-WEST, INC.

By:
Name:
Title:

CD&L, INC.

By:
Name:
Title:

VELOCITY SYSTEMS FRANCHISING CORPORATION

By:
Name:
Title:

CLAYTON/NATIONAL COURIER SYSTEMS, INC. By: Name: Title:
CLICK MESSENGER SERVICE, INC. By: Name: Title:
OLYMPIC COURIER SYSTEMS, INC. By: Name: Title:
SECURITIES COURIER CORPORATION By: Name: Title:
SILVER STAR EXPRESS, INC. By: Name: Title:

U-SHIP INTERNATIONAL, INC. By: Name: Title:
VELOCITY EXPRESS CANADA LTD. By: Name: Title:
USDS CANADA LTD. By: Name: Title:

EXHIBIT D

Existing Events of Default

1.           Separate Events of Default under Section 10.2 of the Loan Agreement as a result of Borrowers' failure to obtain the minimum amount of EBITDA required pursuant to such Section for the twelve fiscal months ended each of June 27, 2009 and July 25, 2009, constituting separate breaches of Section 6.8(a) of the Loan Agreement.

2.           Separate Events of Default under Section 10.2 of the Loan Agreement as a result of Borrowers' failure to obtain a minimum Fixed Charge Coverage Ratio for the eleven-month period ending May 23, 2009, constituting a breach of Section 6.8(b) of the Loan Agreement.

3.           Separate Events of Default under Section 10.2 of the Loan Agreement as a result of Borrowers' failure to maintain the minimum Liquidity requirements for the period from June 8, 2009 through the date hereof, constituting separate breaches of Section 6.8(c) of the Loan Agreement.

4.           Separate Events of Default under Section 10.5 of the Loan Agreement as a result of Borrowers' failure to comply with Section 6.9 of the Loan Agreement with respect to each of CDL, CMS and VEL.

5.           Separate Events of Default under Section 10.2 of the Loan Agreement as a result of Borrowers' failure to deliver financial statements for the fiscal month ended May 23, 2009 within twenty-five (25) days of such fiscal month end, together with the Compliance Certificate dated as of such fiscal month end, constituting separate breaches of Section 9.9 of the Loan Agreement.

6.           Separate Events of Default under Section 10.5 of the Loan Agreement as a result of Borrowers' failure to make the June 30, 2009 interest payment due under the Senior Secured Note Documents, constituting a breach of Section 10.12 of the Loan Agreement.

7.           Separate Events of Default under Section 10.7(h) of the Loan Agreement as a result of is preparatory work in advance of the filing of the Cases.

8.           Separate Events of Default under Section 10.10 of the Loan Agreement as a result of the Cases.

EXHIBIT E

Closing Checklist

(See attached)

EXHIBIT F

Form of Borrowing Base Certificate

(See attached)

Schedule 6.8

Budget Variances

(See attached)